Exhibit (a)(1)(iii)

TALMER BANCORP, INC.

FORM OF NOTICE OF WITHDRAWAL BY
[Name of employee to be inserted]
OF PREVIOUSLY TENDERED OPTIONS
PURSUANT TO THE OFFER TO PURCHASE DATED JULY 19, 2016

THE WITHDRAWAL RIGHTS DESCRIBED BELOW WILL EXPIRE AT 5:00 P.M.,
EASTERN TIME, ON AUGUST 29, 2016, UNLESS THE OFFER IS EXTENDED

All terms used in this notice of withdrawal (this “withdrawal letter”) but not defined herein shall have the meanings ascribed to them in the Offer to Purchase for Cash Outstanding Options to Purchase Shares of Class A Common Stock of Talmer Bancorp, Inc. dated July 19, 2016 (the “Offer to Purchase”). This withdrawal letter is for use by optionholders who previously tendered their options and want to withdraw all or a portion of their options from the offer.

Under the terms and subject to the conditions of the Offer to Purchase, the Election to Tender Options previously submitted to Talmer Bancorp, Inc. (“Talmer”), and this withdrawal letter, the optionholder completing this form hereby withdraws, as specified on the following signature page, the tender of the options that he or she previously tendered pursuant to the Offer to Purchase and the Election to Tender Options.

The optionholder completing this form understands, acknowledges and agrees with Talmer that:

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subject to the terms and conditions of the offer, the optionholder may withdraw the tender of all or a portion of tendered options before 5:00 p.m., Eastern Time, on August 29, 2016, as such date may be extended;

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he or she may not rescind any withdrawal, provided that he or she may properly tender his or her withdrawn options again before the expiration of the offer by following the procedures described in the Offer to Purchase;

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he or she may withdraw from the offer all or a portion of his or her tendered options, and all of such withdrawn options will remain outstanding pursuant to their current terms and conditions, including their respective exercise prices, until such withdrawn options are converted into Chemical stock options in accordance with the terms of the merger agreement (or otherwise expire according to their terms);

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neither Talmer nor any other person is obligated to give notice of any defects or irregularities in any withdrawal letter, nor will anyone incur any liability for failure to give any such notice; and Talmer will determine, in its discretion, all questions as to the form and validity, including time of receipt, of withdrawal letters, which determination will be final and binding on all parties;

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all authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, the optionholder’s death or incapacity, and all of such optionholder’s obligations hereunder shall be binding upon his or her heirs, personal representatives, successors and assigns; and

•	he or she agrees to all of the terms and conditions of the offer and this withdrawal letter.

This withdrawal letter must specify the name of the optionholder who is withdrawing all or a portion of his or her options from the offer and must be signed by the optionholder who submitted the Election to Tender Options. (The signature page follows.)

Important: To validly withdraw all or a portion of the undersigned’s options from the offer, Talmer must receive, at the address set forth below, this signature page, or a facsimile or PDF thereof at the facsimile number or email set forth below, properly completed and signed by the optionholder, while he or she still has the right to withdraw from the offer. The method by which the optionholder delivers any required document is at the optionholder’s choice and risk, and the delivery will be deemed made only when actually received by Talmer. If the optionholder elects to deliver the optionholder’s documents by mail, Talmer recommends using registered mail with return receipt requested. In all cases, the optionholder should allow sufficient time to ensure timely delivery before the expiration date.

Tera Varde, CPA
Managing Director
Financial Reporting Director
Talmer Bank and Trust
2301 W. Big Beaver Rd., Suite 525
Troy, MI 48084
Telephone: (248) 244-6969
tvarde@talmerbank.com
Fax: (248) 269-4961

I wish to withdraw the options indicated in the column below labeled Number of Options Withdrawn:

Option Date	Option Exercise Price Per Share	Number of Options Withdrawn (please fill in)

I have read and agree with the understandings and acknowledgments set forth in this withdrawal letter.

[Insert Name of Employee]

Signature of Optionholder                        Date

Signature Page to Notice of Withdrawal (Withdrawal Letter)

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